SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2012

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-53878	27-1116025
(State or other jurisdiction of Incorporation)	(Commission File Number) Identification Number)	(IRS Employer

1001 Brickell Bay Drive, Suite 1716
Miami Florida, 33131
(Address of principal executive offices)

Phone: (786) 360-3429
(Company’s Telephone Number)

Copy of all Communications to:
Law Office of Andrew Coldicutt
1220 Rosecrans Street, PMB 258
San Diego, CA 92106
Phone: 619.228.4970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION
Form 8-K
Current Report

ITEM 1.01
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On March 27, 2012, Technology Applications International Corporation, (the “Company”) issued a five percent (5%) convertible debenture note (the “Note”) to Joe-Val, Inc., in the amount of one hundred thousand US dollars ($100,000), to evidence funds previously deposited by Joe-Val, Inc., to the Company on December 31, 2011. The Note bears simple interest accruing at a rate of five-percent (5%) per annum and is payable March 27, 2014. At the Holder’s option, principle and unpaid accrued interest shall be convertible into common stock at a rate of $0.50 per share.

          The description of the Note is a brief summary only and is qualified in its entirety by the respective terms set forth therein. A copy of the Note evidencing the December 31, 2011 deposit is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03
CREATION OF A DIRECT FINANCIAL OBLIGATION

          The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
Exhibit No.	Description of Exhibit
10.1	Promissory Note to Joe-Val, Inc. dated March 27, 2012

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION

Date: March 29, 2012	By:	/s/ Charles J. Scimeca
Charles J. Scimeca
President and CEO